Exhibit 5.3

PO Box 49123	Telephone	604.689.1261
Three Bentall Centre	Facsimile	604.688.4711
27th Floor	Toll Free	877.616.2200
595 Burrard Street
Vancouver, BC V7X 1J2

Reply To:	Richard B. Wong
Direct Line:	(604) 602-4216
E-Mail:	rbwong@thor.ca
January 19, 2010
United States Securities and Exchange Commission
Dear Ladies and Gentlemen:
Re: Alexco Resource Corp. Registration Statement on Form F-10
We hereby consent to the reference to our firm’s name, Thorsteinssons LLP, in the registration statement on Form F-10 (the “Registration Statement”) and the related short form prospectus (the “Prospectus”) of Alexco Resource Corp., dated January 19, 2010, under the headings “Certain Canadian Federal Income Tax Considerations”, “Legal Matters” and “Documents Filed As Part Of The Registration Statement” as contained in the Prospectus included in the Registration Statement.
In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.
Yours truly,
THORSTEINSSONS LLP

Per:	/s/ Richard B. Wong Richard B. Wong

	TORONTO	33rd Floor	Telephone	416.864.0829
	PO Box 786	181 Bay Street	Facsimile	416.864.1106
www.thor.ca	Bay Wellington Tower	Toronto, ON M5J 2T3	Toll Free	888.666.9998